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EXHIBIT 10.17   EMPLOYMENT AGREEMENT OF JOHN W. OLYNICK


                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT is made as of the 1st day of September, 1999, by and between PROLOGIC MANAGEMENT SYSTEMS, INC., an Arizona corporation (the "Company"), and John W. Olynick, an individual residing in Amityville, New York (the "Executive").

         R E C I T A L S:

         WHEREAS, the Company desires that the Executive be employed by the Company in order to ensure that the services of Executive shall be available to the Company on a long term basis;

         WHEREAS, Executive desires to be employed by the Company on the following terms and conditions;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

         A G R E E M E N T:

         1.       The Employment Period.

                  (a) Initial Period. The "Employment Period," shall be September 1, 1999 to August 31, 2002 ("Original Employment Period"), unless terminated or renewed pursuant to the terms of this Agreement.

                  (b) Renewal. Subject to Section 4, upon written notice to the Company of Executive's interest in continuing his employment with the Company no less than ninety (90) days prior to the expiration of the Employment Period, the Company may elect to renew the Employment Period for one additional one (1) year period on substantially the same terms as the original Employment Period.


         2.       Employment and Duties.

                  (a) Employment. The Company hereby employs Executive and Executive hereby accepts employment with the Company for the Employment Period as Vice President, Sales and Strategic Business Development (or an alternative executive officer position if there is a restructuring of the Company, or their subsidiaries or affiliates), reporting directly to the President of the Company. Executive shall perform such duties in said position as may be reasonably specified from time to time by the Company's Board of Directors or their designated representatives` for the Company, its subsidiaries and affiliates. It is understood that Executive will use best efforts to perform his duties in the manner directed by the Management and in compliance with all federal, state and local laws, ordinances and regulations.

                  (b) Time Devoted to Duties. Executive shall devote substantially all of his non-personal time and efforts to the business of the Company, its subsidiaries and affiliates, the amount of such
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time to be sufficient to permit him to diligently and faithfully to serve and endeavor to further the Company's interests to the best of his ability. Executive shall not, during the Employment Period, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary gain) that is or may be competitive with, or that might place him in a competing position to that of the Company or its subsidiaries or affiliates, provided, however, that an investment of less than one percent (1%) in a public company which competes with the Company but with which Executive has no other involvement will not violate the terms hereof. The Executive hereby represents that his employment hereunder and compliance by him of the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement by which he may be bound.

                  (c) Relocation. The parties acknowledge that Executive resides in New York and will be initially based in California. Executive acknowledges and agrees that the San Francisco Area and the Company's current headquarters are acceptable relocation sites. However, if the Company desires to relocate Executive to an alternate site, then such relocation will be determined by mutual agreement of Executive and the Company. In the event that the parties cannot reach mutual agreement as to the permanent location/residence, the Executive and, or the Company may terminate this agreement pursuant to section 4
(h).


         3.       Compensation.

                  (a) Monetary Remuneration and Benefits. During the Employment Period, the Company shall pay to Executive for all services rendered by him in any capacity:

                           (i) Salary. An annual salary of One Hundred Fifty Thousand Dollars ($150,000), payable pursuant to the procedures regularly established, and as they may be amended, by the Company during the course of this Agreement. This rate may be subject to increases from time to time in the sole and exclusive discretion of the Board.

                           (ii) First Year Bonus Plan. During the first year of employment under this agreement, the following bonuses totaling a maximum of $50,000 will be paid upon achievement of the following: 1) $15,000 will be paid upon execution of this agreement; 2) $10,000 upon the closing of the first acquisition and/or merger by the Company, its subsidiaries or affiliates with an operating technology company; 3) $10,000 upon submission and approval by Management of a sales and marketing integration plan for the first acquisition; and 4) $15,000 upon continued employment through August 31, 2000.

                           (iii) Consolidated Adjusted Gross Revenue Bonus. A bonus based on one percent (1%) of the total Consolidated Adjusted Gross Revenue of the Company for each fiscal quarter beginning October 1, 1999 (the "Consolidated Adjusted Gross Revenue") with a maximum of $12,500 per fiscal quarter of bonuses pursuant to this section. Consolidated Adjusted Gross Revenue is defined as total revenue less sales taxes and the cost of third party products and services. The calculations regarding Consolidated Adjusted Gross Revenue shall be in conformance with general accepted accounting standards as specified by the AICPA.

                           (iv) Executive Performance Bonus Pool. Executive will be entitled to thirty percent (30%) of the Executive Performance Bonus Pool. The Executive Performance Bonus Pool shall be equal to ten percent (10%) of the Consolidated Earnings Before Interest Taxes, Depreciation and Amortization ("Consolidated EBITDA") of the Company
         and it's subsidiaries. In
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         the event that the Board of Directors of the Company shall increase the number of executives participating to more than three, then the Board will reduce the percentage allocated to the Executive as reasonably determined by the Board of Directors at their sole and exclusive discretion. This bonus is to paid annually based on the Company's fiscal year within ninety (90) days of the fiscal year end.
         Furthermore, the Executive is eligible for the full fiscal year bonus for the year ending March 31, 2000.

                           All bonuses set forth in Section 3(a)(iii) shall be
paid quarterly, within sixty (60) days after the completion of each quarterly period. However, Executive shall be entitled to receive a monthly draw against his Consolidated Adjusted Gross Revenue Bonus in an amount to $4,166.67 per month. Such draws shall be paid within the company's standard payroll policies and periods. In the event that the draws paid to Executive should exceed the total of the Consolidated Adjusted Gross Revenue Bonus earned any annual fiscal year period, then any such excess payment shall be deducted from the Executive's salary.

                  (b) Upon execution of this Agreement, Executive shall be granted an option to purchase, for a period of five years from the date of grant, an aggregate total of two hundred and fifty thousand (250,000) shares of Prologic Common Stock (the "Options") at $.50 per share, in the form of a standard Option Agreement made in accordance with, and subject to, the Prologic 1994 Stock Option Plan or its successor plan (the "Plan"). The Options shall become exercisable as follows:

                           (i) Execution Incentive. A total of 83,334 shares of the Options shall become exercisable upon acceptance and execution of this agreement; and

                           (ii) Time Incentive. The remaining 166,666 Options shall become exercisable at the rate of 83,333 shares per year of employment by Executive completed during the first two years of this agreement beginning with the completion of the first year of employment effective on August 31, 2000.

                           (iii) Limitation. The total number of shares exercisable under option under this agreement shall be limited to the total as specified in Section 3 (b) above.

                           (iv) The Company will diligently endeavor to comply with all applicable securities laws in connection with any Options to be granted in connection with the Plan and before any shares are issued pursuant to Options. Without limiting the generality of the foregoing, the Company may require from the optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary or advisable in order to comply with the Securities Act of 1933 as then in effect ("Securities Act"), and may require that the optionee agree that any sale of the shares will be made only in such manner as is permitted by the Board. The committee supervising the Plan may, in its sole discretion, cause the Shares underlying the Options to be registered under the Securities Act, and the committee will give positive consideration to effecting such registration. Optionee shall take any action reasonably requested by the Company in connection with registration or qualification of the Shares under federal or state securities laws.

                  (c) Vacation. During the Employment Period, Executive will be given three (3) weeks vacation with full pay and benefits for the first year, exclusive of the Company holidays, and four (4) weeks vacation with full pay and benefits after the first year, exclusive of the Company holidays thereafter. This is subject to the policies regularly established and as they may be amended by the Company; provided,
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however, that Executive will use his best efforts to ensure that such vacation does not unduly interfere with the operation and performance of the business of the Company, its subsidiaries and affiliates

                  (d) Expenses. During the Employment Period, the Company agrees to reimburse Executive for reasonable travel and other business expenses incurred by Executive in the performance of his duties hereunder, in accordance with the Company's reimbursement policies as they may be amended from time to time during the Employment Period, including expenses related to company provided transportation. In addition, on air travel for flights with a total air time in excess of two hours where travel upgrades using mileage awards accumulated by Executive are not available, the Company will pay for upgrades to Business Class. The Parties agree that company will provide an automobile allowance during the term of this agreement in the amount of $700.00 per month.

                  (e) Office and Staff. The Company will provide Executive with appropriate facilities and support services as may reasonably be required by the Executive for the proper discharge of his duties hereunder.

                  (f) Participation in Plans. As he becomes eligible and continues to be eligible therefor, the Company shall provide the Executive with the right to participate in such plans or programs generally made available by the Company to or for the benefit of, its executives.

                  (g) Other Executive Benefits. As he becomes eligible and continues to be eligible therefor, the Company will provide such employee benefits as are provided by the Company to its other principal executives hereunder, including medical, dental and/or disability insurance coverage, if any, on any policy for the Company's principal executive officers and directors, and when applicable, coverage as reasonably available to Executive as an Executive Officer of the Company. In addition, until the Company can provide medical and dental insurance for his family, the Company will pay directly the premium payments currently in effect for him and his family. Further, if after the Company has secured such similar medical coverage for the area of residence for Executive, the Executive may elect to retain his current insurance on an individual basis and the Company will pay directly the amount of funds it would be disbursing under its corporate plan.

                  (h) Relocation Expenses. The Company agrees to pay reasonable expenses related to Executive's relocation if requested by the Company. These expenses are to include (i) carrying charges related to the current residence of Executive until sold, including mortgage, real estate taxes, insurance and utilities, for a period of not more than six (6) months with a maximum of $18,000 total costs, (ii) real estate costs and fees related to the sale of his current home, (iii) transportation costs of household goods and vehicles, (iv) transportation of Executive's family to new location, (v) one house hunting trip to the requested relocation area, and (vi) fees related to automotive registration in new state if required.

                  (i) Interim Living Expenses. Unless and until relocation takes place as specified in part (h) above, the Company will pay the costs associated with the interim living expenses of Executive. This will include approved temporary housing at the primary location that serves the Company's requirement and reasonable expenses associated with temporary housing. In addition, during the interim period, the Company will provide roundtrip airfare home once per month for Executive. Further, the Executive will be allowed one week per month of work out of his home office until his permanent location has been determined.

         4.       Termination of Employment.
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                  (a)      By Death. The Company shall pay to Executive's
beneficiaries or estate, as appropriate, the compensation to which he is entitled pursuant to Section 3(a) through the end of the month in which death of the Executive occurs. Thereafter, the Company's obligations hereunder shall terminate.

                  (b) By Disability. If, in the sole opinion of the Board, Executive shall be prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than ninety
(90) days in the aggregate or sixty (60) consecutive days in any twelve-month period (the "Disability Period"), then, to the extent permitted by law, the Employment Period shall terminate on, and the compensation to which Executive is entitled pursuant to Section 3(a) shall be paid up through, the last day of the month of the Disability Period (of ninety (90) days or sixty (60) days, as applicable) and thereafter the Executive's obligations, except those set forth in Section 6 hereunder, and the Company's obligations hereunder shall terminate. Nothing in this Section shall affect Executive's rights under any disability insurance plan in which he is a participant.

                  (c) By the Company for Cause. The Company may terminate, without liability and without prejudice to any other remedy to which Employer may be entitled either at law, in equity or under this Agreement, the Employment Period for Cause (as defined below) at any time and without advance notice. The Company shall pay Executive the compensation to which he is entitled pursuant to
Section 5(b) through the end of the day upon which notice is received and thereafter the Executive's obligations, except those set forth in Section 6 hereunder, and the Company's obligations hereunder shall terminate. Termination shall be for "Cause" if:

                           (i) Executive acts or fails to act and such act or failure to act is, in the reasonable opinion of the Board, in bad faith, or is to the material detriment of the Company or its subsidiaries or affiliates;

                           (ii) Executive refuses or fails to act in accordance with any direction or order of the Board if such failures or refusals, individually or in the aggregate, are, in the reasonable opinion of the Board, material to Executive's performance and such performance does not, in the good faith and reasonable judgment of the Executive, result in or violate any applicable federal, state or local law, ordinances or regulations;

                           (iii) Executive commits any act of dishonesty or a felony affecting the Company, its subsidiaries or affiliates and such act of dishonesty or felony adversely affects the Company, its subsidiaries or affiliates or their or its reputation, business or business relationships in a material manner;

                           (iv)     Executive has a chemical or alcohol
         dependency, which interferes with the performance of the Executive's duties and responsibilities under this Agreement;

                           (v) Executive commits gross misconduct or neglect, or, in the reasonable opinion of the Board, demonstrates incompetence in the management of the tasks and objectives assigned to him;

                           (vi) Executive is convicted of a felony or any crime involving moral turpitude, fraud or misrepresentation; or
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                           (vii)    Executive materially breaches any term of
         this Agreement, if such breach is not cured within ten (10) days after written notice thereof is provided by the Company to the Executive.

                  (d) By the Company without Cause. In the event the Company terminates the Employment Period without Cause and without the written consent of the Executive, the Company shall provide thirty (30) days advance written notice to Executive and shall pay to Executive the severance payment to which he is entitled to pursuant to Section 5(a), and thereafter the Executive's obligations, except those set forth in Section 6 hereunder, and the Company's obligations hereunder shall terminate .

                  (e) By Executive for Good Reason. The Executive may terminate his employment hereunder for "Good Reason" (as described below) upon thirty (30) days written notice. The Company shall pay to Executive the severance payment to which he is entitled to pursuant to Section 5(a), and thereafter the Executive's obligations, except those set forth in Section 6 hereunder, and the Company's obligations hereunder shall terminate. Termination by Executive shall be for "Good Reason" if:

                           (i) The duties and responsibilities and status assigned to Executive are not reasonably consistent with the position and responsibilities originally assumed by Executive under this Agreement, except those set forth in Section 5(c) under which this provision shall not be applicable; and

                           (ii) The Company fails to cure within thirty (30) days of the Company's receipt of notice from Executive of Company's failure to perform its material obligations to Executive under this Agreement.

                  (f) By Executive for Other Than Good Reason. The Employment Period may be terminated for Other Than Good Reason by the Executive only upon the written consent of the Company. In the event the Executive terminates the Employment Period without Good Reason and without the written consent of the Company, the Executive shall provide thirty (30) days advance written notice to the Company and the Company shall have the rights set forth in
Section 5(b). Thereafter the Executive's obligations, except those set forth in
Section 6 hereunder, and the Company's obligations hereunder shall terminate.

                  (g) By Company and Executive upon Mutual Agreement. The Employment Period may be terminated upon the written consent of both the Company and the Executive on terms to be mutually agreed upon. Thereafter the Executive's obligations, except those set forth in Section 6 hereunder, and the Company's obligations hereunder shall terminate.

                  (h) By Company or Executive upon Lack of Agreement on Relocation. The Employment Period may be terminated upon the written notice ("Notice of Termination") of either party that, after reasonable efforts by both parties to determine an agreeable relocation site as set forth in Section 2(c), agreement cannot be achieved and therefore the party desires to terminate the agreement. However, notice of termination under this provision shall not be permitted on or before June 30, 2000. The Company shall pay to Executive the compensation payments to which he is entitled to pursuant to Section 5(c), and thereafter the Executive's obligations, except those set forth in Section 6 hereunder, and the Company's obligations hereunder shall terminate.


         5.       Benefits Upon Termination of Employment Period.
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                  (a)      Termination of Employment by the Company without
Cause or by Executive for Good Reason. In the event of termination prior to the completion of the Original Employment Period by the Company without Cause (as defined in Section 4(d)), or by the Executive for Good Reason (as defined in
Section 4(e)), Executive shall be entitled to all compensation and accrued benefits earned by him, including bonuses, prior to the date of termination as provided for in this Agreement, pro rata up to and including that date. In addition, if termination under this section occurs on or before September 1, 2000, then Executive shall be entitled to eighteen (18) months ("Severance Period") compensation, or if termination under this section occurs after September 1, 2000, then Executive shall be entitled to twelve (12) months ("Severance Period") compensation as full and complete severance ("Severance Compensation"). Severance Compensation as used in this section is the monthly salary, which would be earned, and due under Section 3(a)(i). The Severance Compensation shall be paid monthly over the term of the Severance Period. Upon such payment, the Company's obligations to the Executive shall terminate. In addition, the Company will provide insurance benefits as specified under Section 3(g) for a period of ninety days after termination. Furthermore, to the extent permitted by applicable laws and the Plan, all stock options granted to Executive in connection with this Agreement that would have vested during the Severance Period (on a pro-rated basis using the contract anniversary dates) shall become immediately and fully exercisable. The Executive shall not be entitled to any other compensation or other severance payment

                  (b) Termination of Employment by Company for Cause or by Executive for Other Than Good Reason. In the event of termination prior to the completion of the Original Employment Period by the Company for Cause (as defined in Section 4(c)) or by Executive other than for Good Reason (as defined in Section 4(f)), the Company shall pay to the Executive the compensation set forth in Section 3(a)(i), (ii) and (iii) earned and accrued by him prior to the date of termination. Upon such payment, the Company's obligations to the Executive shall terminate. The Executive shall not be entitled to any other compensation or other severance payment. Furthermore, to the extent permitted by applicable laws and the Plan, all stock options granted to Executive in connection with this Agreement, but not yet exercisable on a pro rata basis at the date of termination, shall become null and void.

                  (c) Termination of Employment by the Company or by Executive upon Lack of Agreement on Relocation. In the event of termination prior to the completion of the Original Employment Period by the Company or by Executive upon Lack of Agreement on Relocation (as defined in Section 4(h)), the Company shall pay to the Executive the compensation set forth in Section 3(a)(i), (ii) (iii) and (iv) earned and accrued by him prior to the date of Notice of Termination as specified in Section 4(h). Thereafter, the Company shall continue to employ Executive for a period ("Transition Period") not to exceed six months in such capacity as the Company determines appropriate. However, during the Transition Period, the Executive will be allowed up to three days per calendar month in which to secure another employment. Subject to the continuing provisions of Section 4, employment during the Transition Period will terminate no earlier than three months from the Termination Notice, however, thereafter employment will terminate at the earlier of six months from the Termination Notice or when the Executive has secured other employment. Compensation during the Transition Period shall be as set forth in Section 3 with the specific exclusion of Sections 3(a)(ii), (iv), (b), (c) and (h) as earned and accrued by him through the final date of actual employment under this section. Upon such payment, the Company's obligations to the Executive shall terminate. The Executive shall not be entitled to any other compensation or other severance payment. Furthermore, to the extent permitted by applicable laws and the Plan, all stock options granted to Executive in connection with this Agreement, but not yet exercisable at the date of Notice of Termination, shall become null and void.

         6.       Preservation of Business.

                  (a) General. During the Employment Period and subject to the provisions of Section 2(b), Executive will use his best efforts to advance the business and organization of the Company, its subsidiaries and affiliates, the services of present and future employees and to advance its business relations with its joint venture partners, suppliers, distributors, customers and others.

                  (b) Uniqueness of Services; Interference with Business; Competitive Activities. The parties agree that the services that Executive will perform hereunder are special, unique and extraordinary in nature and that, if the Executive breaches the terms of this Agreement, it may reduce the value of the Company and the Company may be entitled in appropriate instances (and in addition to any remedy that it may have at law) to any equitable relief, including injunctive relief, that may rightfully be awarded under applicable law. Executive agrees that during the Employment Period and for one year after termination thereof (the "Restricted Period"), he shall not, for himself or any third party, directly or indirectly (i) divert or attempt to divert from the Company or its subsidiaries or affiliates any existing business with clients, vendors, business partners and/or strategic business opportunities in terms of acquisitions and, or mergers in which it, the Company, its subsidiaries or affiliates are engaged, or have the reasonable expectation of engaging in, including, without limitation, the solicitation of or interference with any of its potential customers, acquisitions, business partners, or prospective merger candidates within the states in which the Company has offices or would have offices pursuant to a pending acquisition or merger (the "Restricted Area"), or
(ii) employ, solicit for employment, or recommend for employment during the Restricted Period any person employed by the Company, or by any of its subsidiaries or affiliates, during the period of such person's employment and for a period of six (6) months after such employee's termination. Executive expressly acknowledges that the subject matter, territorial and time restrictions contained in this paragraph are reasonable and are properly required for the adequate protection of the Company's property interests.

                  (c) Confidentiality and Non-Disclosure. During the course of employment, Executive may become aware of certain methods, practices, procedures and other proprietary information and inventions with which the Company conduct their business, including but not limited to, trade secrets, confidential information, knowledge, inventions, data or other information related to the Company relating to products, processes, know-how, designs, customer lists, business plan, marketing plans and strategies, and pricing strategies or any subject matter pertaining to any business of the Company, or any of their clients, licensees or affiliates, all of which the Company, and Executive agree are proprietary information and as such are trade secrets and the property of the Company, including any Confidential Property created by Executive during the term of his employment and other proprietary information and inventions (herein "Confidential Property"). Executive agrees to keep confidential, except as the Company may otherwise consent in writing in advance, and not to disclose, or make any use of except for the benefit of the Company, at any time either during or subsequent to his employment, any Confidential Property which Executive may produce, obtain, learn or otherwise acquire. Executive further agrees not to use or encourage the use by others, including other employees of the Company, of any Confidential Property. In the event of Executive's termination of employment with the Company for any reason whatsoever, Executive will promptly surrender and deliver to the Company all property of the Company including any Confidential Property and records, materials, equipment, drawings and data of any nature pertaining to any Confidential Property of the Company. Executive will not take any written description containing or pertaining to any Confidential Property of the Company.

         7.       Dispute Resolution; Remedies.

                  (a) Arbitration. In the event of any controversy or claim arising out of or related to this Agreement, or the breach thereof, which has not been settled through negotiation, such controversy or claim shall be settled by binding arbitration administered by the American Arbitration Association
(AAA) under its National Rules for the Resolution of Employment Disputes and held in the Phoenix Regional Offices of the AAA, subject to the laws of the state of Arizona, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, provided, however, that any controversy or claims arising out of or related to Section 6 shall not be governed by this Section.

         8.       Miscellaneous.

                  (a) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the matters covered herein, and may not be modified, amended or terminated except by a written instrument executed by the parties hereto. All other agreements between the parties pertaining to the employment or remuneration of Executive not specifically contemplated hereby or incorporated herein are terminated and shall be of no further force or effect.

                  (b) Assignment. Executive agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Executive's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation by the Executive shall be null and void. Executive hereby consents to the assignment of this Agreement to any of the Company's direct or indirect subsidiaries or any of their affiliates or any of their successors in interest, provided that such assignment shall not materially and adversely effect the employment and duties of Executive hereunder. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any of their direct or indirect subsidiaries or any of their affiliates or any of their successors in interest. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

                  (c) No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not operate or be construed as a waiver of the right to insist upon strict adherence to that term or any other term of this Agreement on that or any other occasion.

                  (d) Enforcement; Severability. In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same shall have the power and is hereby authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited. Subject to the foregoing sentence, in the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement. The Executive agrees that the provisions of Section 6 hereof constitute independent and separable covenants which shall survive the termination of the Employment Period.

                  (e) Notices. Any notice permitted or required hereunder shall be in writing and shall be deemed to have been given on the date of delivery or, if mailed by registered or certified mail, postage prepaid, on the date of mailing:

                           If to Executive to:

                           John W. Olynick
                           20 Terry Avenue
                           Amityville, New York  11701

                           If to the Company to:

                           Prologic Management Systems, Inc.
                           2030 East Speedway Boulevard
                           Tucson, Arizona  85719

Either party may, by notice to the other, change his or its address for notice hereunder.

                  (f)      Executive Acknowledgment. Executive acknowledges that
(i) he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

                  (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                  (h) Headings. All headings appear in this Agreement for convenience only and shall not be used in construing the terms hereof.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


PROLOGIC MANAGEMENT SYSTEMS, INC.            EXECUTIVE


By:   /s/   James M. Heim                    /s/   John Olynick
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Its:    President                            John W. Olynick
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